Exhibit 10.1

MARKETING AGREEMENT

                THIS AGREEMENT is entered into this 22nd day of November, 2014, (Effective Date) between NuState Energy Holdings, Inc. (“NSEH”) having an address of 1201 Main Street, Suite 1980, Columbia, SC 29201 and The Ronn Motor Group, Inc. (“RMG”) having an address of 4848 Cactus Rd, Suite 505-225, Scottsdale, AZ 85254. NSEH and RMG can be referred to collectively as parties (“Parties or parties”) or individually as party (“Party” or “party”).

                WHEREAS, NSEH is the owner of certain proprietary software known as “GPSTrax” which is offered for sale to the Telematics Industry.

                WHEREAS, RMG is in the business of promoting, marketing, selling, installing clean energy solutions within the transportation and telematics industries; and

                WHEREAS, the parties desire that RMG sell GPSTrax (or branded under RMG) to the transportation and telematics industries for clean energy projects.

                WHEREAS, the parties acknowledge license agreement between the parties dated November 22nd, 2014.

                NOW, THEREFORE, the parties hereby agree as follows:

                1.             Marketing/Direct RMG Sales. NSEH and RMG will collaborate on the development of promotional material to assist RMG with the Direct Marketing of GPSTrax. NSEH, will train RMG employees in the use of all applicable GPSTrax Software, with the number of such employees and the timing of training to be mutually agreed upon by the parties. Each party agrees that it will pay all of its own expenses in connection with such training, including but not limited to the cost incurred for employee travel to training sites, lodging, food, employee wages paid during training and similar expenses.

                                Once training is complete, RMG will engage in the Direct Sale of GPSTrax. RMG shall be responsible for the entire sales process from account qualification through execution of a licensing agreement. NSEH agrees to assist and support RMG in the sales process in every reasonable way.

                2.             Installation and Training. RMG and NSEH shall coordinate to perform the installation of GPSTrax by providing at least one qualified technician on site for the time determined to be required by RMG’s Installation Department. RMG shall retain 100% of all installation and training fees.

/s/ KY	/s/ RM

                                RMG and NSEH shall also coordinate to insure that appropriate training is provided for all GPSTrax customers by providing at least one qualified RMG trainer on site at the customer location for the time as determined to be required by RMG’s Training Department. NSEH shall provide RMG personnel appropriate training and ongoing support for its proprietary software. RMG shall retain 100% of all installation and training fees. If RMG is unable to provide training and implementation for any reason, within a timely manner, NSEH may provide said services and retain 100% of fees associated with installation and training. If RMG is unable to provide training and implementation for any reason, within a timely manner, NSEH may provide said services and retain 100% of fees associated with said implementation and training.

                3.            Pricing and Fees. The list prices of the RMG GPSTrax products for this Agreement will be mutually agreed upon by both parties. Any variation to the pricing listed requires the mutual agreement of the parties.

                RMG will pay to NSEH sixty-five percent (65%) of any license or fee paid to NSEH for software licenses, including initial purchases, annual renewals and software updates for its customers.

                In the event NSEH shall receive any payment for the sale or licensing of GPSTrax from any source other than RMG for customers identified by RMG, it shall pay RMG a royalty of thirty-five percent (35%). Once the list prices of the Parties products are agreed upon, the Parties may elect to create a table to reflect such pricing.

                The parties agree to cooperate on determining the pricing of GPSTrax prior to going to market and such pricing will be approved in writing and will become an addendum to the Marketing Agreement. All payments will be made within 30 days of receipt of payment from a customer.

                 4.           Software Support. RMG shall provide the first level of support with regard to GPSTrax. First level support shall include the following items:

a)	Setup/resetup questions, including installation of the software client for any reason, such as new user, etc.
b)	Connectivity issues - GPS will not connect, lost signal, etc.
c)	Equipment replacement issues funneled through as 1st level - GPS stopped working = 1st level support directing customer how to get replaced even if working through manufacturer.
d)	Items covered in training manual.

NSEH shall provide second level support to RMG and second tier support directly to the customer if RMG determines that the support issue is related directly to GPSTrax. Pricing from the annual license fees or the annual maintenance fees described in a future Addendum A hereto and made a part hereof by reference shall constitute full reimbursement to both parties for all such services delivered and other associated costs.

/s/ KY	/s/ RM

                5.             Exclusivity. NSEH grants RMG first right to all sales opportunitites in the transportation and telematics industries for clean energy projects.

                6.             Ownership. Each party is the owner of all intellectual property rights in and to its respective Software. The ideas, procedures, processes, systems, methods of operation and concepts that are embodied within such Software are trade secret information of the parties. This Agreement is not a sale of any Software, nor shall this Agreement be construed as granting to either party any right, license or other interest in the other party’s Software that is greater than the licenses expressly set forth herein.

                7.             Further Requirements. The parties shall mutually agree upon specifications and requirements.

                8.             Disclaimer of Warranties. ALL PRODUCTS AND SERVICES ARE FURNISHED BY THE PARTIES “AS IS” AND WITHOUT ANY WARRANTY WHATSOEVER, AND EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH PRODUCTS AND/OR SERVICES. NEITHER PARTY WARRANTS THAT ITS RESPECTIVE SOFTWARE WILL MEET THE REQUIREMENTS OF THE OTHER PARTY OR ANY LICENSEE OR THAT THE OPERATION OF SUCH SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE.

                9.             Limitation of Liability. Neither party will in any event be liable to the other for any consequential, incidental, indirect, special, punitive and/or exemplary damages, including, without limitation, damages for lost profits, lost data and/or lost savings, arising out of or relating to this Agreement, even if such party has been advised of the possibility of such loss or damage.

                10.           Infringement Indemnity. Each party will indemnify the other and hold such party harmless against costs, expenses and liabilities upon any claim by any third party that the indemnifying party’s Software infringes or violates any United States patent, copyright or trademark rights of such third party, provided that: (a) the indemnified party notifies the indemnifying party promptly in writing of any notice of any such claim; (b) the indemnified party cooperates with the indemnifying party in all reasonable respects in connection with the investigation and defense of any such claim; and (c) the indemnifying party will have sole control of the defense of any action on any such claim and all negotiations for its settlement or compromise. Notwithstanding anything herein to the contrary, neither party will have any obligation or liability to the other party under this paragraph if any otherwise covered claim is based upon: (y) use of the Software in a manner other than that for which it was furnished by the indemnifying party; or (z) any Software which has been modified by or for the indemnified party in such a way as to cause it to become infringing. This paragraph states the parties’ exclusive liability for infringement or other violation of the intellectual property rights of any third party.

/s/ KY	/s/ RM

                11.           Terms and Termination.

(a) Term. This Agreement, and any license granted hereunder, is effective as of the Effective Date and will continue in effect for an initial term of Five (5) years and thereafter for successive one (1) year renewal terms unless and until terminated as provided herein. Either party shall have the right to terminate this Agreement at any time during the first 60 days following execution of this Agreement.

(b) Termination. Either party may, at its election and in its sole discretion, terminate this Agreement as of the end of its initial term, or at any subsequent time, by written notice to the other party at least ninety (90) days prior to the effective date of termination. In addition, either party may terminate this Agreement without advance notice in the event of material breach by the other if the breaching party fails to cure such breach within thirty (30) days after receipt of written notice from the other party specifying the nature of the claimed breach and the requested cure.

(c) Licensee Rights on Termination. The termination of this Agreement for any reason will not affect rights granted to RMG prior to the effective date of termination.

(d) Rights in Revenues after Termination. The parties agree that termination of this Agreement will not alter the rights of either party in revenues or fees due (either ongoing or current) generated from sales prior to termination.

                12.           Trademarks and Trade Names. Except as expressly provided herein, neither party will use any name, trademark, service mark or trade name of the other party, whether in connection with advertising or otherwise, without the prior written consent of the other party.

                13.           Relationship of the Parties. Nothing in this Agreement will be construed as creating any joint venture, partnership or agency relationship between the parties for any purpose whatsoever or as constituting either party as the legal representative of the other, and neither party will have the right or the authority to assume, create or incur any liability or obligation of any kind, express or implied, against or in the name of or on behalf of the other.

                14.           Notices. Any notice hereunder will be deemed to have been given and received, when personally delivered in writing, when received as a fax transmission one (1) business day after being sent via overnight express courier or three (3) business days after it has been deposited in the United States mail, registered or certified, postage pre-paid, properly addressed to the party to whom it is intended.

                15.           Force Majeure. Neither party will be liable for any delay or failure in performing any obligation under this Agreement due to any cause beyond its reasonable control.

/s/ KY	/s/ RM

                16.           Non-Waiver. The failure by either party at any time to enforce any of the provisions of this Agreement or any right or remedy available hereunder or at law or in equity, or to exercise any option herein provided, will not constitute a waiver of such provision, right, remedy or option or in any way affect the validity of this Agreement. The waiver of any default by either party will not be deemed a continuing waiver but will apply solely to the instance to which such waiver is directed.

                17.           Limitation of Actions. No action arising out of this Agreement, its performance or breach, may be brought by either party against the other unless commenced within two (2) years after such cause of action has occurred or within two (2) years after the party seeking to assert the same should reasonably have discovered the existence of such cause of action, whichever is later.

                18.           Severability. Every provision of this Agreement will be construed, to the extent possible, so as to be valid and enforceable. If any provision of this Agreement so construed is held by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, such provision will be deemed severed from this Agreement and all other provisions will remain in full force and effect.

                19.           Choice of Law and Venue. This Agreement will, in all respects, be governed by and interpreted, construed and enforced in accordance with the laws of the United States of America and the state of South Carolina. Any action brought will be venued in the state court or federal court district where the other party is headquartered. The parties hereby irrevocably submit themselves to the personal jurisdiction of such courts for such purpose.

                20.           Assignment. Neither party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

                21.           Binding Effect; No Third Party Beneficiary. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No third party beneficiary is intended or created by virtue of this Agreement.

                22.           Modification. This Agreement may not be modified or amended except by a written document signed by the party against whom the same is sought to be enforced.

                23.           Mutual Confidentiality. The parties will each maintain in confidence such information as is disclosed to it by the other in connection with the parties’ discussions and negotiations, will not use any such information for any purpose other than in direct advancement of the purposes of this Agreement and then only with the consent of the other party, and will not disclose any such information to any third party except for business, and other advisors, who agree to abide by the terms of this Agreement; provided, however, that the obligation of confidentiality and restrictions upon use and disclosure imposed by the Agreement will not apply to:

/s/ KY	/s/ RM

1) Any information which was demonstrably known to or readily ascertainable by proper means by the receiving party before being disclosed it by the disclosing party; or

2) Any information which is or becomes available to the general public without fault or action of the receiving party; or

3) Any information which is lawfully disclosed to the receiving party by a third party who is under no obligation of confidentiality to the disclosing party with respect to such information; or

4) Any information which is developed independently by the receiving party, as demonstrated by documentary evidence.

a) Neither party will directly or indirectly reverse engineer, disassemble, or recompile any software disclosed by the other party under this Agreement.

b) Upon written request by the disclosing party, the receiving party will promptly return to the disclosing party all documents and other media furnished to it by the disclosing party containing information which is required to be maintained in confidence pursuant to paragraph 3 above and will promptly destroy all copies thereof which were made by the receiving party. Upon written request, the receiving party will provide to the disclosing party written confirmation that the receiving party has complied with the disclosing party’s request under this Section b.

c) Neither party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder to any third party.

d) This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors.

e) In the event of any breach by either party of any of its obligations under this non-disclosure, the non-breaching party, in addition to any other rights, remedies or damages available at law or in equity, will be entitled: (1) to injunctive relief enjoining and restraining any such breach; and (2) in addition to any other award of damages to which the non-breaching party may be entitled, to recover from the party in breach all costs and expenses, including attorneys’ fees, incurred by the non-breaching party or its successors as a consequence of any such breach.
/s/ KY	/s/ RM

f) This non-disclosure shall be binding upon both parties’ successors and assigns and shall extend for a period of two (2) years from the date of termination of this Integration and Marketing Agreement.

24.	Legal Compliance. Both parties shall comply with all applicable laws and regulations of governmental bodies or agencies in their performance of this Agreement.

25.	Entire Agreement. This Agreement, including the attachments, which are incorporated herein by reference, sets forth the entire agreement and understanding between NSEH and RMG regarding the subject matter hereof and supersedes any prior representations, advertisements, statements, proposals, negotiations, discussions, understandings or agreements regarding the same subject matter.

NUSTATE ENERGY HOLDINGS, INC.		THE RONN MOTOR GROUP, INC.

By:	/s/ Kevin Yates	By:	/s/ Ronn Maxwell
/s/ KY	/s/ RM